UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

DITECH NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26209	94-2935531
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification
incorporation)		No.)

825 E. Middlefield Road

Mountain View, Ca. 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 623-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On April 29, 2010, Ditech Networks, Inc. and Simulscribe LLC, entered into an Amendment No. 1 to Reseller Agreement (the “Amendment”), amending the Reseller Agreement (the “Reseller Agreement”) previously entered into between Ditech Networks and Simulscribe on September 10, 2009.

Pursuant to the terms of the Reseller Agreement, Simulscribe provided, and Ditech Networks became the exclusive reseller of, Simulscribe’s voice to text (VTT) services to wholesale customers, but not to retail customers.  Pursuant to the terms of the Reseller Agreement, Ditech Networks (a) paid $3.5 million and issued a two-year promissory note for an additional $3.5 million for the assumption of the wholesale customer contracts and the exclusivity rights, (b) paid a fee for the services provided by Simulscribe, and (c) will pay up to an additional $10 million if the revenues generated from the Simulscribe services meet certain performance milestones within the first three years of the agreement (the “Additional Payments”), subject to acceleration in the event of (i) the failure of Ditech Networks to exercise its commercially reasonable efforts to commercialize the services provided by Simulscribe, (ii) Simulscribe terminates the agreement due to a material breach of the Agreement by Ditech Networks, (iii) if Ditech Networks terminates either of two specified employees hired by Ditech Networks in connection with the Simulscribe transaction, or (iv) an acquisition of Ditech Networks or all or substantially all of its assets at a time in which Simulscribe is on track to meet specified performance milestones under the agreement.  The note and the Additional Payments are convertible into Ditech Networks common stock.

The Amendment permits Ditech Networks to provide services to all VTT customers, both retail and wholesale. The Amendment also contains additional changes to the Reseller Agreement to conform to the new structure, and provides that both the retail and wholesale services will count as “Additional Payments” for purposes of determining what amount, if any, of the $10 million contingent consideration will be paid to Simulscribe.  The Amendment also reduced the amount of liquidated damages to be paid by Simulscribe to Ditech Networks in the event that Simulscribe intentionally harms Ditech Networks’ ability to provide the VTT services as a result of the change in the parties contractual relationship and knowledge gained by the parties related to the business since the Reseller Agreement was executed. Additionally, no further fees for services will be payable by Ditech to Simulscribe as a result of the Amendment. In connection with the Amendment, the parties entered into a license in which Simulscribe licensed to Ditech Networks its intellectual property in order to enable Ditech Networks to provide the VTT services.

A description of the Reseller Agreement is contained in, and a copy of the Reseller Agreement with certain confidential information redacted is filed as Exhibit 10.2 to, Ditech Networks’ Quarterly Report on Form 10-Q/A, filed with the Securities and Exchange Commission on February 11, 2010.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference here.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DITECH NETWORKS, INC.

Dated: May 4, 2010	By:	/s/ William J. Tamblyn
William J. Tamblyn
Executive Vice President and Chief Financial Officer